EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Carole Herbstreit 414-438-6882

Brady Corporation Reports Fiscal 2015 Fourth Quarter Results and Impairment Charges, and Announces Share Buyback Program

•	Fourth quarter organic revenue decline of 1.2 percent.

•	Non-GAAP net earnings from continuing operations* of $14.4 million in the fourth quarter of fiscal 2015 compared to $21.0 million in the same quarter of the prior year.

•	GAAP earnings from continuing operations were impacted by the impairment charges of $46.9 million primarily due to the write down of intangible assets in the Company’s Workplace Safety segment.

•	Net cash provided by operating activities of $40.6 million during the fourth quarter of fiscal 2015.

•	Non-GAAP net earnings from continuing operations per diluted Class A Nonvoting Common Share* of $0.28 in the fourth quarter of fiscal 2015 compared to $0.41 in the same quarter of the prior year.

•	Share buyback program increased to a total share repurchase authorization of up to 2 million shares of the Company’s Class A Common Stock.

MILWAUKEE (September 11, 2015)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2015 fourth quarter and year ended July 31, 2015.

Quarter Ended July 31, 2015 Financial Results:
Sales for the quarter ended July 31, 2015 decreased 8.9 percent to $288.6 million compared to $316.7 million in the fourth quarter of fiscal 2014. Total organic sales decreased 1.2 percent and foreign currency translation decreased sales by 7.7 percent. By segment, organic sales decreased 0.3 percent in Identification Solutions and decreased 3.2 percent in Workplace Safety.
During the fourth quarter ended July 31, 2015, the Company recorded an impairment charge of $46.9 million primarily related to the write down of intangible assets in the Company’s Workplace Safety segment. These impairment charges were primarily driven by sales and profitability reductions and reduced forecasts for future sales and profitability growth. In the fourth quarter of last year, the Company also incurred an impairment charge of $148.6 million related to its PeopleID reporting unit.
The Company’s loss from continuing operations for the quarter ended July 31, 2015 was $(39.4) million compared to a loss of $(97.0) million in the same quarter of last year. Non-GAAP earnings from continuing operations* for the current quarter were $14.4 million compared to $21.0 million in the fourth quarter of fiscal 2014.

The Company’s loss from continuing operations per diluted Class A Nonvoting Common Share was $(0.77) for the quarter ended July 31, 2015 compared to a loss of $(1.89) in the same quarter last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* for the current quarter were $0.28 compared to earnings of $0.41 per share in the fourth quarter of fiscal 2014.

Year Ended July 31, 2015 Financial Results:
Sales for the year ended July 31, 2015 decreased 4.4 percent to $1.17 billion compared to $1.23 billion in fiscal 2014. Total organic sales increased 1.0 percent and the impact of foreign currency translation decreased sales by 5.4 percent. By segment, organic sales increased 1.7 percent in Identification Solutions and decreased 0.4 percent in Workplace Safety.
Earnings (loss) from continuing operations for the year ended July 31, 2015 were $4.9 million compared to $(48.1) million for the year ended July 31, 2014. Non-GAAP earnings from continuing operations* for the year ended July 31, 2015 were $65.5 million compared to $79.5 million for the year ended July 31, 2014.
Earnings (loss) from continuing operations per diluted Class A Nonvoting Common share were $0.10 for the year ended July 31, 2015 compared to $(0.93) for the year ended July 31, 2014. Non-GAAP earnings from continuing operations per diluted Class A Common Share* were $1.27 for the year ended July 31, 2015 compared to $1.53 for the year ended July 31, 2014.

Share Buyback Program:
On September 10, 2015, Brady’s Board of Directors authorized an increase in the Company’s share buyback program, authorizing the repurchase of up to a total of two million shares of the Company’s Class A Common Stock, inclusive of the shares in the existing share buyback program. The share buyback plan may be implemented from time to time on the open market or in privately negotiated transactions.

Commentary:
“Our fourth quarter financial results did not meet our expectations. We realized an organic sales decline in our Identification Solutions business, and our gross profit margin deteriorated more than anticipated,” said Brady President and Chief Executive Officer J. Michael Nauman. “We completed the facility consolidations this quarter, but we continue to face operational inefficiencies. We have a full-time team dedicated to the facilities most impacted, we’re making improvements every day, and we expect to realize operational improvements and improved organic sales in the back half of fiscal 2016. We are increasing our focus on customer service and are making foundational improvements in our cost structure, which combined with disciplined capital allocation, will drive increased shareholder value over the long-term.”

“Our cash generation continued to show improvements in the fourth quarter as the cash outlays from our prior restructuring programs and the elevated levels of capital expenditures have subsided,” said Brady’s Chief Financial Officer, Aaron Pearce. “Cash provided by operating activities increased to $40.6 million during the quarter ended July 31, 2015 compared to $17.6 million in last year’s fourth quarter. With the significant improvement in cash generation in the second half of this fiscal year, our conservative net debt-to-EBITDA ratio of 1.1 to 1, and our confidence in the continued turnaround of Brady, yesterday our Board of Directors increased our dividend for the 30th consecutive year and increased our share buyback program to a total of two million shares.”

Fiscal 2016 Guidance:
The Company anticipates approximately flat to low single-digit organic sales growth in fiscal 2016, with organic sales growth in both the Identification Solutions and Workplace Safety businesses increasing as the year progresses. Brady expects earnings from continuing operations per diluted Class A Nonvoting Common Share of between $1.10 and $1.30. This guidance is based on exchange rates as of July 31, 2015, a full-year income tax rate in the upper 20 percent range, capital expenditures moderating back to the Company’s historical norm of approximately $25 million, and depreciation and amortization of approximately $40 million.

A webcast regarding Brady’s fiscal 2015 fourth quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of August 1, 2015, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2015 sales were approximately $1.17 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for Non-GAAP measures.

###
In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: implementation of the healthcare strategy; implementation of the Workplace Safety strategy; future competition; Brady’s ability to develop and successfully market new products; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; technology changes and potential security violations to the Company's information technology system; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; risks associated with restructuring plans; risks associated with identifying, completing, and integrating acquisitions; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady's ability to retain significant contracts and customers; risk associated with loss of key talent; risks associated with divestitures and businesses held for sale; risks associated with obtaining governmental approvals and maintaining regulatory compliance; risk associated with product liability claims; environmental, health and safety compliance costs and liabilities; potential write-offs of Brady's substantial intangible assets; risks associated with our ownership structure; unforeseen tax consequences; Brady's ability to maintain compliance with its debt covenants; increase in our level of debt; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2014.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended July 31,		Twelve months ended July 31,
	2015	2014	2015	2014
Net sales	$288,636	$316,733	$1,171,731	$1,225,034
Cost of products sold	159,567	162,672	613,299	615,470
Gross margin	129,069	154,061	558,432	609,564
Operating expenses:
Research and development	9,227	9,373	36,734	35,048
Selling, general and administrative	102,908	111,340	422,704	452,164
Restructuring charges	2,830	810	16,821	15,012
Impairment charges	46,867	148,551	46,867	148,551
Total operating expenses	161,832	270,074	523,126	650,775

Operating (loss) income	(32,763)	(116,013)	35,306	(41,211)

Other (expense) income:
Investment and other (expense) income	(123)	515	845	2,402
Interest expense	(2,762)	(3,523)	(11,156)	(14,300)

(Loss) earnings from continuing operations before income taxes	(35,648)	(119,021)	24,995	(53,109)

Income tax expense (benefit)	3,746	(22,040)	20,093	(4,963)

(Loss) earnings from continuing operations	$(39,394)	$(96,981)	$4,902	$(48,146)

(Loss) earnings from discontinued operations, net of income taxes	—	(13,428)	(1,915)	2,178

Net (loss) earnings	$(39,394)	$(110,409)	$2,987	$(45,968)

(Loss) earnings from continuing operations per Class A Nonvoting Common Share:
Basic	$(0.77)	$(1.89)	$0.10	$(0.93)
Diluted	$(0.77)	$(1.89)	$0.10	$(0.93)

(Loss) earnings from continuing operations per Class B Voting Common Share:
Basic	$(0.77)	$(1.89)	$0.08	$(0.95)
Diluted	$(0.77)	$(1.89)	$0.08	$(0.95)

(Loss) earnings from discontinued operations per Class A Nonvoting Common Share:
Basic	$—	$(0.26)	$(0.04)	$0.04
Diluted	$—	$(0.26)	$(0.04)	$0.04

(Loss) earnings from discontinued operations per Class B Voting Common Share:
Basic	$—	$(0.26)	$(0.04)	$0.05
Diluted	$—	$(0.26)	$(0.04)	$0.05

Net (loss) earnings per Class A Nonvoting Common Share:
Basic	$(0.77)	$(2.15)	$0.06	$(0.89)
Diluted	$(0.77)	$(2.15)	$0.06	$(0.89)
Dividends	$0.20	$0.195	$0.80	$0.78

Net (loss) earnings per Class B Voting Common Share:
Basic	$(0.77)	$(2.15)	$0.04	$(0.90)
Diluted	$(0.77)	$(2.15)	$0.04	$(0.90)
Dividends	$0.20	$0.195	$0.78	$0.76

Weighted average common shares outstanding (in thousands):
Basic	51,317	51,250	51,285	51,866
Diluted	51,317	51,250	51,357	51,866

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	July 31, 2015	July 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$114,492	$81,834
Accounts receivable—net	157,386	177,648
Inventories:
Finished products	66,700	73,096
Work-in-process	16,958	17,689
Raw materials and supplies	20,849	22,490
Total inventories	104,507	113,275
Assets held for sale	—	49,542
Prepaid expenses and other current assets	32,197	41,543
Total current assets	408,582	463,842
Other assets:
Goodwill	433,199	515,004
Other intangible assets	68,888	91,014
Deferred income taxes	22,310	27,320
Other	18,704	22,314
Property, plant and equipment:
Cost:
Land	5,284	7,875
Buildings and improvements	94,423	101,866
Machinery and equipment	270,086	288,409
Construction in progress	2,164	12,500
	371,957	410,650
Less accumulated depreciation	260,743	276,479
Property, plant and equipment—net	111,214	134,171
Total	$1,062,897	$1,253,665
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$10,411	$61,422
Accounts payable	73,020	88,099
Wages and amounts withheld from employees	30,282	38,064
Liabilities held for sale	—	10,640
Taxes, other than income taxes	7,250	7,994
Accrued income taxes	7,576	7,893
Other current liabilities	38,194	35,319
Current maturities on long-term debt	42,514	42,514
Total current liabilities	209,247	291,945
Long-term obligations, less current maturities	200,774	159,296
Other liabilities	65,188	69,348
Total liabilities	475,209	520,589
Stockholders’ investment:
Common Stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 47,781,184 and 47,704,196 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	314,403	311,811
Earnings retained in the business	414,069	452,057
Treasury stock—3,480,303 and 3,477,291 shares, respectively of Class A nonvoting common stock, at cost	(93,234)	(93,337)
Accumulated other comprehensive (loss) income	(45,034)	64,156
Other	(3,064)	(2,159)
Total stockholders’ investment	587,688	733,076
Total	$1,062,897	$1,253,665

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Twelve months ended July 31,
	2015	2014
Operating activities:
Net earnings (loss)	$2,987	$(45,968)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	39,458	44,598
Non-cash portion of restructuring charges	4,164	566
Non-cash portion of stock-based compensation expense	4,471	5,214
Impairment charges	46,867	148,551
Loss on sale of business, net	426	1,238
Deferred income taxes	(7,233)	(27,516)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	1,317	(3,600)
Inventories	(763)	(12,608)
Prepaid expenses and other assets	9,188	(278)
Accounts payable and accrued liabilities	(8,516)	(20,508)
Income taxes	982	3,731
Net cash provided by operating activities	93,348	93,420

Investing activities:
Purchases of property, plant and equipment	(26,673)	(43,398)
Sale of business, net of cash retained	6,111	54,242
Other	6,197	(637)
Net cash (used in) provided by investing activities	(14,365)	10,207

Financing activities:
Payment of dividends	(40,976)	(40,487)
Proceeds from issuance of common stock	1,644	12,113
Purchase of treasury stock	—	(30,581)
Proceeds from borrowing on credit facilities	83,382	73,334
Repayment of borrowing on credit facilities	(32,314)	(62,398)
Principal payments on debt	(42,514)	(61,264)
Income tax on equity-based compensation, and other	(1,374)	(6,104)
Net cash used in financing activities	(32,152)	(115,387)

Effect of exchange rate changes on cash	(14,173)	2,536

Net increase (decrease) in cash and cash equivalents	32,658	(9,224)
Cash and cash equivalents, beginning of period	81,834	91,058

Cash and cash equivalents, end of period	$114,492	$81,834

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$11,164	$14,594
Income taxes, net of refunds	25,024	33,043

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended July 31,		Twelve months ended July 31,
	2015	2014	2015	2014
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$201,536	$214,397	$806,484	$825,123
Workplace Safety	87,100	102,336	365,247	399,911
Total	$288,636	$316,733	$1,171,731	$1,225,034

SALES INFORMATION
ID Solutions
Organic	(0.3)%	1.2%	1.7%	2.9%
Currency	(5.7)%	0.4%	(4.0)%	(0.2)%
Acquisitions	—%	—%	—%	8.9%
Total	(6.0)%	1.6%	(2.3)%	11.6%
Workplace Safety
Organic	(3.2)%	0.9%	(0.4)%	(4.6)%
Currency	(11.7)%	1.9%	(8.3)%	0.1%
Acquisitions	—%	—%	—%	—%
Total	(14.9)%	2.8%	(8.7)%	(4.5)%
Total Company
Organic	(1.2)%	1.1%	1.0%	0.2%
Currency	(7.7)%	0.9%	(5.4)%	(0.1)%
Acquisitions	—%	—%	—%	5.7%
Total	(8.9)%	2.0%	(4.4)%	5.8%

SEGMENT PROFIT
ID Solutions	$29,040	$43,334	$149,840	$176,129
Workplace Safety	15,895	18,425	56,502	66,238
Total	$44,935	$61,759	$206,342	$242,367
SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	14.4%	20.2%	18.6%	21.3%
Workplace Safety	18.2%	18.0%	15.5%	16.6%
Total	15.6%	19.5%	17.6%	19.8%

	Three months ended July 31,		Twelve months ended July 31,
	2015	2014	2015	2014
Total segment profit	$44,935	$61,759	$206,342	$242,367
Unallocated amounts:
Administrative costs	(28,001)	(28,411)	(107,348)	(120,015)
Restructuring charges	(2,830)	(810)	(16,821)	(15,012)
Impairment charges	(46,867)	(148,551)	(46,867)	(148,551)
Investment and other income	(123)	515	845	2,402
Interest expense	(2,762)	(3,523)	(11,156)	(14,300)
Earnings from continuing operations before income taxes	$(35,648)	$(119,021)	$24,995	$(53,109)

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of (Loss) Earnings from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three months ended July 31,		Twelve months ended July 31,
	2015	2014	2015	2014
(Loss) Earnings from Continuing Operations Before Income Taxes (GAAP Measure)	$(35,648)	$(119,021)	$24,995	$(53,109)
Restructuring charges	2,830	810	16,821	15,012
Impairment charges	46,867	148,551	46,867	148,551
Other non-routine charges	7,430	—	7,430	—
Postretirement benefit plan curtailment gain	—	—	(4,296)	—
Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$21,479	$30,340	$91,817	$110,454

Income Taxes on Continuing Operations Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three months ended July 31,		Twelve months ended July 31,
	2015	2014	2015	2014
Income Taxes on Continuing Operations (GAAP measure)	$3,746	$(22,040)	$20,093	$(4,963)
Restructuring charges	672	230	5,078	4,751
Impairment charges	—	31,157	—	31,157
Other non-routine charges	2,673	—	2,673	—
Postretirement benefit plan curtailment gain	—	—	(1,504)	—
Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$7,091	$9,347	$26,340	$30,945

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net (Loss) Earnings from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three months ended July 31,		Twelve months ended July 31,
	2015	2014	2015	2014
Net (Loss) Earnings from Continuing Operations (GAAP measure)	$(39,394)	$(96,981)	$4,902	$(48,146)
Restructuring charges	2,158	580	11,743	10,261
Impairment charges	46,867	117,394	46,867	117,394
Other non-routine charges	4,757	—	4,757	—
Postretirement benefit plan curtailment gain	—	—	(2,792)	—
Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$14,388	$20,993	$65,477	$79,509

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net (Loss) Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three months ended July 31,		Twelve months ended July 31,
	2015	2014	2015	2014
Net (Loss) Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share (GAAP measure)	$(0.77)	$(1.89)	$0.10	$(0.93)
Restructuring charges	0.04	0.01	0.23	0.20
Impairment charges	0.91	2.29	0.91	2.26
Other non-routine charges	0.09	—	0.09	—
Postretirement benefit plan curtailment gain	—	—	(0.05)	—
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items (non-GAAP measure)	$0.28	$0.41	$1.27	$1.53